EXHIBIT 23.5


                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Time Warner Inc. on Form S-8 dated April 5, 1996 of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated March 22, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

Houston, Texas
April 5, 1996